EXHIBIT NO. 99.1
----------------








                            INFINITI PAINT CO., INC.

                          AUDITED FINANCIAL STATEMENTS

                               DECEMBER 31, 2000











































                              BAUM & COMPANY, P.A.
                        1515 UNIVERSITY DRIVE, SUITE 209
                          CORAL SPRINGS, FLORIDA 33071




                          INDEPENDENT AUDITOR'S REPORT



The Board of Directors and Stockholders
Infiniti Paint Co., Inc.

We have audited the accompanying balance sheet of Infiniti Paint Co., Inc. as of December 31, 2000 and the related statements of stockholders' equity, income and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of Infiniti Paint Co., Inc. as of December 31, 2000 and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.



Coral Springs, Florida                                /s/Baum & Company, P.A.
                                                      September 5, 2001

                         INDEX TO FINANCIAL STATEMENTS



Independent Auditor's Report ........................................     2

Balance Sheets ......................................................     3

Statements of Stockholders' Equity (Deficit).........................     4

Statements of Income (Loss)..........................................     5

Statements of Cash Flows ............................................     6

Notes to Financial Statements .......................................  7-12

                            INFINITI PAINT CO., INC.
                                 BALANCE SHEETS

                                                June 30, 2001 December 31, 2000
                                                ------------- -----------------
                                                 (Unaudited)
                                     ASSETS
                                     ------
Current Assets:
  Cash                                         $       8,013  $          5,216
  Accounts Receivable                                334,277           345,579
  Inventory (Note 1)                                 126,343           131,769
  Prepaid Expenses                                     2,273             8,091
  Due From Related Parties (Note 3)                        0            20,000
                                                ------------- -----------------
    Total Current Assets                             470,906           510,655
                                                ------------- -----------------
Property and Equipment, Net (Notes 1,2)               33,361            37,730
                                                ------------- -----------------
Other Assets:
  Deposits                                             2,275             2,275
  Due From Related Parties (Note 3)                   52,097            52,097
                                                ------------- -----------------
    Total Other Assets                                54,372            54,372
                                                ------------- -----------------
      Total Assets                              $    558,639  $        602,757
                                                ============= =================

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------
Current Liabilities:
  Current Maturities of Long-Term Debt (Note 4) $     28,346  $         29,015
  Note Payable Line of Credit (Note 5)               168,702           148,227
  Accounts Payable and Accrued Expenses              388,317           380,269
                                                ------------- -----------------
    Total Current Liabilities                        585,365           557,511
                                                ------------- -----------------
Long-Term Debt (Note 4)                               29,167            43,005
                                                ------------- -----------------
      Total Liabilities                              614,532           600,516
                                                ------------- -----------------
Stockholders' Equity (Deficit):
  Common Stock, $.0001 Par Value Per Share,
  10,000,000 Shares Authorized, 1,000 Shares
  Issued and Outstanding                                   1                 1
  Additional Paid-In Capital                             999               999
  Retained Earnings (Deficit)                        (56,893)            1,241
                                                ------------- -----------------
    Total Stockholders' Equity (Deficit)             (55,893)            2,241
                                                ------------- -----------------
      Total Liabilities and Stockholders'
       Equity (Deficit)                         $    558,639  $        602,757
                                                ============= =================

See Independent Auditor's Report And Accompanying Notes to Financial Statements

                            INFINITI PAINT CO., INC.
                 STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                    Retained
                                                    Additional      Earnings
                                  Shares  Amount  Paid-In Capital   (Deficit)
                                  ------  ------  ---------------  ----------
Balance - December 31, 1999	     1000   $   1   $          999   $ (20,070)

Net Income                            -       -                -      48,311

Stockholder Distribution              -       -                -     (27,000)
                                  ------  ------  ---------------  ----------
Balance - December 31, 2000        1000       1              999       1,241

Net (Loss) (Unaudited)                -       -                -     (58,134)
                                  ------  ------  ---------------  ----------
Balance June 30, 2001 (Unaudited)  1000   $   1   $          999   $ (56,893)
                                  ======  ======  ===============  ==========

































See Independent Auditor's Report And Accompanying Notes to Financial Statements

                            INFINITI PAINT CO., INC.
                          STATEMENTS OF INCOME (LOSS)


                                                 Six Months
                                                    Ended        Year Ended
                                                June 30, 2001 December 31, 2000
                                                ------------- -----------------
                                                 (Unaudited)

Sales                                           $  1,128,519  $      2,350,321
Cost of Sales                                        788,436         1,608,962
                                                ------------- -----------------
Gross Profit                                         340,083           741,359
                                                ------------- -----------------
Expenses:
  Depreciation                                         5,358             9,505
  Selling, General and Administrative                389,583           681,283
                                                ------------- -----------------
    Total Operating Expenses                         394,941           690,788
                                                ------------- -----------------
    Income (Loss) From Operations                    (54,858)           50,571
                                                ------------- -----------------

Other (Expenses) Income:
  Interest                                            (8,328)          (21,165)
  Finance Charges                                      4,866            18,055
  Miscellaneous                                          186               850
                                                ------------- -----------------
    Total Other (Expenses) Income                     (3,276)           (2,260)
                                                ------------- -----------------
Income (Loss) Before Provision for Income Taxes      (58,134)           48,311
  Provision for Income Taxes (Notes 1,6)                   0                 0
                                                ------------- -----------------
Net Income (Loss)                               $    (58,134) $         48,311
                                                ============= =================
Net Income (Loss) per Common Share
  Basic & Diluted                               $    (58,134) $         48,311
                                                ============= =================
Weighted Average Number of Common
  Shares Outstanding Basic & Diluted                   1,000             1,000
                                                ============= =================










See Independent Auditor's Report And Accompanying Notes to Financial Statements

                            INFINITI PAINT CO., INC.
                            STATEMENTS OF CASH FLOWS

                                                 Six Months
                                                    Ended        Year Ended
                                                June 30, 2001 December 31, 2000
                                                ------------- -----------------
                                                 (Unaudited)
Cash Flows Provided (Required) by
  Operating Activities:
    Net Income (Loss)                           $    (58,134) $         48,311
    Adjustments to Reconcile Net Income (Loss)
     To Net Cash Provided (Required) by
     Operating Activities:
    Depreciation                                       5,358             9,505
  Changes in:
    Accounts Receivable                               11,302           (36,975)
    Inventory                                          5,426           (68,048)
    Prepaid Expenses                                   5,818             1,904
    Current Maturities of Long-Term Debt              19,806            (6,365)
    Accounts Payable and Accrued Expenses              8,048            78,538
                                                ------------- -----------------
Net Cash Provided (Required)
  by Operating Activities                             (2,376)           26,870
                                                ------------- -----------------
Cash Flows (Required) by Investing Activities:
  Acquisition of Equipment                              (989)          (16,890)
                                                ------------- -----------------
Cash Flows (Required) Provided by Financing
 Activities:
   Repayments of Long-Term Debt                      (13,838)          (29,015)
   Repayments From Related Parties                    20,000                 0
   Advances to Related Parties                             0           (40,296)
   Dividends Paid                                          0           (27,000)
                                                ------------- -----------------
Net Cash (Required by) Provided by
  Financing Activities                                 6,162           (96,311)
                                                ------------- -----------------
Net (Decrease) Increase in Cash                        2,797           (86,331)
Cash at Beginning of Period                            5,216            91,547
                                                ------------- -----------------
Cash at End of Period                           $      8,013  $          5,216
                                                ============= =================
Supplemental Disclosure of Cash Flow
 Information:
   Cash Payments for Interest                   $      8,328  $         21,165
                                                ============= =================
   Cash Payments for Income Taxes               $          0  $              0
                                                ============= =================




See Independent Auditor's Report And Accompanying Notes to Financial Statements

                            INFINITI PAINT CO., INC.
                         NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2000


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

This summary of significant accounting policies is presented to assist in understanding these financial statements. The financial statements and notes are representations of management who is responsible for their integrity and objectivity. The accounting policies used conform to generally accepted accounting principles and have been consistently applied in the preparation of these financial statements.

ORGANIZATION AND NATURE OF BUSINESS
-----------------------------------

Infiniti Paint Co., Inc. (the Company) was incorporated in the state of Florida in May 1998. The Company is engaged in the direct distribution of adhesives, sealants, coatings, paint, and foam products to roofing and general contractors.

USE OF ESTIMATES
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------

Pursuant to Statement of Financial Accounting Standards (SFAS107) "Disclosure About Fair Value of Financial Instruments", which requires the disclosure of the fair value of off-and-on balance sheet financial investments, unless otherwise indicated, the fair values of all reported assets and liabilities, which represents financial instruments (none of which are held for trading purposes), approximate the carrying values of such amounts.

INVENTORY
---------

Inventory is stated at the lower of cost or market determined by the first-in first-out method.

                            INFINITI PAINT CO., INC.
                         NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2000


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
---------------------------------------------------------------

PROPERTY AND EQUIPMENT
----------------------

Property and equipment are recorded at historical cost. Depreciation of property and equipment is provided on the straight-line method over the estimated useful lives of the related assets. Maintenance and repairs are charged to operations. Additions and betterments, which extend the useful lives of the assets, are capitalized. Upon retirement or disposal of the property and equipment, the cost and accumulated depreciation are eliminated from the accounts, and the resulting gain or loss is reflected in operations.

INCOME TAXES
------------

The Company has elected S corporation status under the U.S. Internal Revenue Code. Pursuant to this election (and similar election in Florida), the Company's income, deductions and credits are reported on the income tax returns of the Company's stockholders and, accordingly, no provision for income taxes has been made.

Because of certain transactions discussed in Note 9 "Subsequent Events", historical results of operations, including income taxes, is not, in all cases indicative of future results. The unaudited proforma income tax provision (see Note 6 "Income Taxes") is computed using the asset and liability method under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between tax bases and financial reporting of assets and liabilities.

NET EARNINGS PER COMMON SHARE
-----------------------------

The Company accounts for earnings per share in accordance with Statement of Financial Accounting Standard 128 (SFAS 128") "Earnings per Share". Basic earnings per share is based upon the net earnings applicable to the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the effect of the assumed conversions of convertible securities and exercise of stock options only in the periods in which such effect would have been dilutive.

                            INFINITI PAINT CO., INC.
                         NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2000


NOTE 2 - PROPERTY AND EQUIPMENT
-------------------------------

A summary of property and equipment at December 31, 2000 is as follows:

                                                     Estimated Useful
                                                           Life
                                                     ----------------
     Office Equipment                $    3,009          5 years
     Computer Equipment                  13,504          5 years
     Furniture and Fixtures               7,155          5 years
     Machinery and Equipment             14,891          5 years
     Vehicle                             15,046          5 years
                                     -----------
                                         53,605

     Less Accumulated Depreciation      (15,875)
                                     -----------
                                     $   37,730
                                     ===========


NOTE 3 - RELATED PARTY TRANSACTIONS
-----------------------------------

As of December 31, 2000 the Company had the following related party transactions:

  Advances to officers and stockholders of $72,097 are non-interest bearing. The officers and stockholders repaid the Company $20,000 in the subsequent period. The remaining balance of these advances will be offset against the acquisition cost as described in Note 9 "Subsequent Events".

  A stockholder of the Company is also a majority owner of Tropical Asphalt Products Corporation (Tropical). The Company purchased approximately $656,909 of product, for distribution, during the year ended December 31, 2000. In addition, Tropical is guarantor on certain debt of the Company. (Notes 4, 5, and 9).

                            INFINITI PAINT CO., INC.
                         NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2000


NOTE 4 - LONG-TERM DEBT
-----------------------

At December 31, 2000 long-term debt consists of the following:

  9.05% note payable, due in monthly installments of $2,083, including interest, maturing through 2003, secured by
  equipment and personal guarantees of stockholders and
  Tropical (Note 3).                                            $ 66,666

  9.9% note payable, due in monthly installments of $400,
  including interest, maturing through 2002, secured by
  vehicle.                                                         5,354
                                                                ---------
                                                                  72,020
  Less Current Maturities                                         29,015
                                                                ---------
  Total Long-Term Debt                                          $ 43,005
                                                                =========
  Maturity of Long Term Debt
   Is As Follows:

  Years Ending December 31      2001                            $ 29,015
                                2002                              24,258
                                2003                              18,747
                                                                ---------
                                                                $ 72,020
                                                                =========

NOTE 5 - NOTE PAYABLE - LINE OF CREDIT
--------------------------------------

The Company has obtained an annual $200,000 line of credit bearing interest at 9.7%. The December 31, 2000 balance of $148,227, maturing September 30, 2001, is secured by assets of the Company and the personal guarantees of stockholders and Tropical (Note 3).

                            INFINITI PAINT CO., INC.
                         NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2000


NOTE 6 - INCOME TAXES
---------------------

The December 31, 2000 unaudited pro forma provision for income taxes shows the results as if the Company had always been subject to income taxes as a C Corporation as follows:

                                      Unaudited Pro Forma Provision
                                             For Income Taxes
                                            December 31, 2000
                                      -----------------------------
          Current:
            Federal                           $       1,818
            State                             $         414

          Deferred:
            Federal                           $       1,909
            State	                            $         741

A reconciliation of the total unaudited pro forma provision for income taxes with amounts determined by applying the statutory U.S. federal income tax rates to the unaudited pro forma income tax provision is as follows:

  Unaudited pro forma income taxes at statutory rates       $  9,903
  Benefit of net operating loss carryforwards                 (4,573)
  State taxes net of federal tax benefit                        (173)
  State tax exemption                                           (275)
                                                            ---------
  Total unaudited pro forma income tax provision            $  4,882
                                                            =========

The effects of temporary differences that give rise to significant portions of the unaudited pro forma deferred tax liabilities are as follows:

  Property and equipment, principally due to differences
   in depreciation                                          $ 13,474
                                                            =========


NOTE 7 - LEASE OBLIGATIONS AND COMMITMENTS
------------------------------------------

The Company entered into two operating leases, for their facilities, expiring July and August 2001. Subsequent to the expiration dates the Company operates their facilities under month-to-month operating leases. Rent expense for the year ended December 31, 2000 was $44,414.

                            INFINITI PAINT CO., INC.
                         NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2000


NOTE 7 - LEASE OBLIGATIONS AND COMMITMENTS (CONTINUED)
------------------------------------------------------

In addition, the Company leases equipment under various operating leases expiring through 2003. Future minimum lease payments required under the operating leases are as follows:

                     Year Ending
                     December 31,                Total
                     ------------              ---------
                         2001                  $ 44,152
                         2002                    10,488
                         2003                     4,637
                                               ---------
                                                $59,277
                                               =========


NOTE 8 - CONCENTRATIONS OF CREDIT RISK
--------------------------------------

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable and are limited due to the large number of customers comprising the Company's customer base. The company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.


NOTE 9 - SUBSEQUENT EVENTS
--------------------------

On September 4, 2001 the stockholders of the Company entered into, effective September 1, 2001, a stock purchase agreement (The Agreement) selling 100% of the outstanding stock of the Company to Urecoats Industries, Inc., a Delaware corporation, for $1,550,000 payable in cash and stock. Accordingly, the company will operate as a wholly-owned subsidiary of Urecoats Industries, Inc. (the parent) with the parent assuming guarantees of all outstanding debt.

The Company, effective September 1, 2001, entered into two five-year employment contracts with its officers for cumulative annual base compensation of $300,000 plus performance bonuses, and the issuance of 150,000 stock options of the parent.

The Company entered into a manufacturing agreement with Tropical Asphalt Products Corporation (Note 3) for the manufacturing and sale of exclusive product to the Company. Either party to this agreement may terminate for any reason upon ninety days written notice.